Exhibit 1.1

9,000,000 Shares

ONESPAWORLD HOLDINGS LIMITED

Common Shares

UNDERWRITING AGREEMENT

May 16, 2023

WILLIAM BLAIR & COMPANY, L.L.C.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

COWEN AND COMPANY, LLC

As representatives of the several Underwriters

named in Schedule I hereto

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, IL 60606

c/o STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, MD 21202

c/o COWEN AND COMPANY, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

The shareholders named in Schedule II hereto (the “Selling Shareholders”) of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), an aggregate of 9,000,000common shares (the “Firm Shares”), par value $0.0001 per share, of the Company (“Common Shares”), in the respective amounts set forth opposite their respective names in Schedule II hereto. Steiner Leisure Limited, an international business company organized under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”) also proposes to sell to the several Underwriters, at the option of the Underwriters, up to an additional 1,350,000 Common Shares (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”.

The Company and the Selling Shareholders confirm as follows their respective agreements with the Representatives and the several other Underwriters.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) An “automatic shelf registration statement” on Form S-3 (File No. 333-271982) in respect of the Shares (the “Initial Registration Statement”) has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, became effective upon filing in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has, to the Company’s knowledge, been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; the prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Base Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Shares and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus”; the final prospectus supplement, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). From the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(ii) (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Shares are purchased, at each Option Closing Date) (as defined herein)), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the respective times the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in material conformity with (i) the Selling Shareholder Information (as defined below) or (ii) information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement to any of the foregoing, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(c) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission;

Each Preliminary Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(iii) For the purposes of this Agreement, the “Applicable Time” is 7:10 p.m. (Eastern time) on the date of this Agreement; the Prospectus as supplemented by the Issuer Free Writing Prospectuses, Written Testing-the-Waters Communications (as hereinafter defined) and other documents listed in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication listed on Schedule III hereto does not conflict with the information contained in the Registration Statement or the Prospectus and

each such Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives or by or on behalf of any Selling Shareholder in its capacity as such expressly for use therein;

(iv) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Shares, and such registration statement has been declared effective.

(v) The Company has been duly organized and is validly existing as an international business company in good standing under the laws of the Commonwealth of The Bahamas, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined below), considered as one enterprise. For the purpose of this Agreement, “material adverse effect” means any material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, shareholders’ equity, management or business prospects of the Company and its Subsidiaries considered as one enterprise;

(vi) Each subsidiary of the Company listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as otherwise disclosed in the Registration Statement or the Prospectus or where the failure so to qualify or be in good standing would not have a material adverse effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Prospectus; and none of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive or similar rights of any securityholder of the Company;

(viii) Reserved;

(ix) This Agreement has been duly authorized, executed and delivered by the Company;

(x) The execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (2) result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except in the case of (1) and (3) for such violations that would not reasonably be expected to have a material adverse effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi) Ernst & Young LLP, who have certified certain financial statements of the Company and the Subsidiaries is an independent registered public accounting firm, as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial information of the Company and the Subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xii) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there has not been any change in the capital stock (other than as a result of the grant, vesting or exercise of stock options or other equity incentives pursuant to the Company’s equity incentive plans or the issuance of deferred shares as described in the Registration Statement and the Prospectus) or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Prospectus;

(xiii) Neither the Company nor any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organizational documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect;

(xiv) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it which is material to the business of the Company and its Subsidiaries, considered as one enterprise, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary which is material to the business of the Company and its Subsidiaries, considered as one enterprise, are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(xv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect, or would prevent or materially impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xvi) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect;

(xvii) Except where the failure thereof would not result in a material adverse effect, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect;

(xviii) No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect;

(xix) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, except as would not reasonably be expected to have a material adverse effect; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect;

(xx) Except as described in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with generally accepted accounting principles and is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply;

(xxi) Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in the Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;

(xxiii) Subject to any permitted extensions, all United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided and except where the failure to do so would not reasonably be expected to have a material adverse effect. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xxiv) There are no statutes, regulations, documents or contracts to which the Company or any Subsidiary is a party or is subject that is of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(xxv) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect; and the Company is not aware of any pending investigation which may reasonably be expected to lead to such a claim;

(xxvi) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except as would not, individually or in the aggregate, have a material adverse effect;

(xxvii) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(xxviii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxix) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except as described in the Registration Statement and the Prospectus, including in relation to the A&R RRA (as defined therein);

(xxx) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxi) The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (v) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification;

(xxxii) The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, CCPA, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes commercially reasonable steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law;

(xxxiii) The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto;

(xxxiv) The statistical and market and industry-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(xxxv) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

(xxxvi) (i) Neither the Company nor any of its Subsidiaries, nor any or their directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan, Syria, the Crimean region of Ukraine, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic); (ii) neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity (A) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise); (iii) for the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxvii) Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the government of The Bahamas or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in The Bahamas, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution (provided that such execution is effected outside the Cayman Islands), delivery and performance of this Agreement, (ii) the sale and delivery of the Shares by the Selling Shareholders in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Pricing Disclosure Package.

(xxxviii) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under The Bahamas, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bahamas, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 18(d) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xxxix) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of The Bahamas, without reconsideration or reexamination of the merits, provided that in respect of enforcement in The Bahamas the judgment is not in respect of taxes, fines or penalties.

(xl) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of The Bahamas and will be honored by the courts of The Bahamas, subject to the restrictions described in the Prospectus. The Company has the power to submit, and pursuant to Section 18(b) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(xli) The indemnification and contribution provisions set forth in Section 10 hereof do not contravene Bahamas law or public policy.

(xlii) The Company believes that it is not currently a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the Code and does not currently intend to take any action that is likely to result in it becoming a PFIC.

(xliii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any government agency appliable to the Company and its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xliv) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the applicable Anti-Corruption Laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(b) Each Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and, with respect to Steiner Leisure, each Option Closing Date, if any:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii) This Agreement has been duly authorized, executed and delivered by such Selling Shareholder;

(iii) Such Selling Shareholder, if not an individual, has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of its jurisdiction (or organization);

(iv) The sale of the Shares to be sold by such Selling Shareholder hereunder, the execution of this Agreement by such Selling Shareholder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except as would not, singly or in the aggregate, materially impair the ability of such Selling Shareholder to consummate the transactions contemplated herein, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organizational documents) of such Selling Shareholder, if such Selling Shareholder is not an individual, or, except as would not, singly or in the aggregate, materially impair the ability of such Selling Shareholder to consummate the transactions contemplated herein, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares to be sold by such Selling Shareholder hereunder or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except as would not, singly or in the aggregate, materially impair the ability of such Selling Shareholder to consummate the transactions contemplated herein, and except for the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(v) Such Selling Shareholder has, and immediately prior to the Closing Date and, with respect to Steiner Leisure, each Option Closing Date will have, good and valid title to, or a valid “security entitlement” (as defined in Section 8-102 of the New York Uniform Commercial Code) in respect of, the Shares to be sold by such Selling Shareholder hereunder on such date free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii) There are no legal or governmental proceedings pending to which such Selling Shareholder is a party or of which any property of such Selling Shareholder is the subject which, if determined adversely to such Selling Shareholder, individually or in the aggregate, would prevent or materially impair the consummation of the transactions contemplated by this Agreement;

(viii) (1) At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), none of the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above are limited in all respects to statements or omissions in the Initial Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any amendments and supplements thereto that were made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed that the only information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of Shares offered by such Selling Shareholder and the address with respect to such Selling Shareholder that appear in the table under the caption “Selling Shareholders” in the Prospectus (with respect to each Selling Shareholder, the “Selling Shareholder Information”);

(ix) Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws;

(x) No stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in The Bahamas, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Pricing Disclosure Package; and

(xi) The sale of the Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries that is not set forth in the Pricing Disclosure Package and the Prospectus or any supplement thereto.

(x) Any certificate signed by, or on behalf of, such Selling Shareholder delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

2. Subject to the terms and conditions herein set forth, (a) each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price per share of $9.625 (the “Purchase Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by such Selling Shareholder as set forth opposite the name of such Selling Shareholder in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, Steiner Leisure agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Steiner Leisure, at the Purchase Price, the number of Option Shares so elected to be purchased.

Steiner Leisure hereby grants to the Underwriters the right to purchase at their election up to 1,350,000 Option Shares, at the Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. The Selling Shareholders, or the Custodian on their behalf, will deliver the Firm Shares to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to or on behalf of the Selling Shareholders, pro rata based on the number of Firm Shares sold by each of them, under instructions from the Selling Shareholders or the Custodian, as applicable, in the case of Firm Shares sold by the Selling Shareholders, at the office of Duane Morris LLP, 1540 Broadway, New York, NY 10036 at 10:00 A.M., New York time, on May 19, 2023, or at such other time not later than seven full business days thereafter as William Blair & Company, L.L.C. (“William Blair”) and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates, if any, for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives requests and will be made available for checking and packaging at the above office of Duane Morris LLP at least 24 hours prior to the Closing Date.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representatives as provided above. Steiner Leisure will deliver the Option Shares being purchased on each Option Closing Date to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to or on behalf of Steiner Leisure, under instructions from Steiner Leisure, at the office of Duane Morris LLP, 1540 Broadway, New York, NY 10036 at 10:00 A.M., New York time on the applicable Option Closing Date. The certificates, if any, for the Option Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Duane Morris LLP at least 24 hours prior to such Option Closing Date.

5. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the

Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 60-day restricted period referred to in Section 5(j) hereof. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d) If requested by the Representatives, the Company will deliver to the Representatives, without charge, two (2) signed copies of the Registration Statement as originally filed, the Pricing Disclosure Package, the Prospectus, and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h) Reserved.

(i) The Company will use its best efforts to effect and maintain the listing for quotation of the Common Shares (including the Shares) on the Nasdaq Capital Market.

(j) During a period of 60 days (the “Restricted Period”) from the date of the Prospectus, the Company will not, without the prior written consent of William Blair, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; provided that the foregoing restrictions shall not apply to (1) the Shares to be sold hereunder, (2) the issuance by the Company of Common Shares upon the exercise of warrants or options, the conversion or exchange of exchangeable securities, or the settlement of restricted stock-units or other equity-based compensation outstanding on the date hereof, (3) the issuance of options to acquire shares of Common Shares granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, (4) the issuance of Common Shares upon the exercise of any such options, (5) (A) the establishment of a trading plan on behalf of a shareholder pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that such plan does not permit sales of Common Shares during the Restricted Period and (B) the consummation of transactions pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is in existence on the date hereof and of which William Blair has received notice, and is not materially amended or modified during the Restricted Period (i.e. no amendment or modification to the amount, price or time of sale thereunder), provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the underlying shares or other public announcement shall be voluntarily made during the Restricted Up Period, and provided, further, that to the extent a public announcement or filing under the Exchange Act, if any, is made by or on behalf of the undersigned or the Company regarding any such sales, such announcement or filing shall include a statement to the effect that the sale was made pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act

(k) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(m) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications

(financial or other) furnished to shareholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that the Company shall be deemed to have furnished such information to the extent it is filed on EDGAR; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in writing (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(n) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o) If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;

(b) Each Selling Shareholder represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(d) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. Each Selling Shareholder covenants and agrees with each of the Underwriters as follows:

(a) Such Selling Shareholder will deliver to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A hereto.

(b) Such Selling Shareholder will deliver to the Representatives, prior to or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibilities Act of 1982 with respect to the transactions contemplated by this Agreement.

8. The Company and the Selling Shareholders covenant and agree with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, (a) the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Common Shares (including the Shares) on the Nasdaq Capital Market; (vi) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (vii) the cost and charges of any transfer agent or registrar; (viii) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section ;and (b) each Selling Shareholder will pay or cause to be paid all expenses incident to the performance of such Selling Shareholders’ obligations under this Agreement which are not otherwise specifically provided for in this Section 8, including (i) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder and (ii) the fees, disbursements and expenses of the Selling Shareholders’ counsel and other advisors, if any.

9. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) The respective representations and warranties of the Company and the Selling Shareholders contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Company and the Selling Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary (other than as a result of the grant, vesting or exercise of stock options or other equity incentives pursuant to the Company’s equity incentive plans or the issuance of deferred shares as described in the Registration Statement and the Prospectus) or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(e) the Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of the chief financial officer of the Company, satisfactory to the Representatives, to the effect (1) set forth in Sections 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 9(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 9(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and (ii) a certificate of the Selling Shareholders, satisfactory to the Representatives, to the effect set forth in Section 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders);

(f) On the Closing Date or Option Closing Date, as the case may be, Kirkland & Ellis LLP, counsel for the Company, and Harry B. Sands, Lobosky & Co., Bahamian counsel for the Company, shall have furnished to the Representatives their written opinions, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters.

(g) On the Closing Date or Option Closing Date, as the case may be, Kirkland & Ellis LLP, counsel for the Selling Shareholders organized or domiciled within the United States,

and Harry B. Sands, Lobosky & Co., counsel for the Selling Shareholders organized in the Bahamas, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for Underwriters.

(h) On the date of this Agreement, Ernst & Young LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i) On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from Ernst & Young LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 9(h), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(j) On the Closing Date or Option Closing Date, as the case may be, Duane Morris LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(k) The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on Nasdaq Capital Market, subject to official notice of issuance.

(l) The Representatives shall have received “lock-up” agreements, each substantially in the form of Exhibit A hereto, from all the shareholders, officers and directors of the Company and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(m) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

(n) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Capital Market; (iii) a general moratorium on commercial banking activities declared by any of Federal, or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 13, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 13.

10. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through William Blair expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 10(c) below;

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing the Waters Communication or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that (A) such Selling Shareholder will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any Written Testing the Waters Communication in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through William Blair expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 10(c) below; and (B) such Selling Shareholder shall only be liable under this Section 10(b) for any losses, liabilities, claims, damages and expenses that are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Shareholder Information from such Selling Shareholder.

(c) Each Underwriter, severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Shareholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through William Blair expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting” and the information contained in the thirteenth to seventeenth paragraphs under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under Section 10(a), 10(b) or 10(c) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 10(a), shall be selected by William Blair. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 10(d), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders, on the one hand and the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by such Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The Company’s and each Selling Shareholder’s respective obligations to contribute pursuant to this Section 10(d) are several in proportion to the respective number of Common Shares they have sold hereunder, and not joint. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions, the liability of each Selling Shareholder under the contribution agreement contained in this Section 10(d) and the indemnity agreement in Section 10(b) shall be limited in the aggregate amount to an amount equal to the net proceeds received by such Selling Shareholder from the offering.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 10(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the parties to this Agreements contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 13, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 13, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the American Stock Exchange or the New York Stock Exchange or on the Nasdaq Global Select Market or the Nasdaq Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any national exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 12, such termination will be without liability of any party to any other party except as provided in Section 13 hereof.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Shareholder, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 9, 11 or 12 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 8, the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 10 and the provisions of Sections 13, 14 and 17 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 7 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 9 or otherwise because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

14. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns.

Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

15. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with,

12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with,

12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o William Blair & Company, L.L.C., 150 North Riverside Plaza, Chicago,

Illinois 60606; Attention: General Counsel, Facsimile: (312) 551-4646; c/o Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, Maryland 21202; Attention: Syndicate Department, Facsimile: (443) 224-1273; and c/o Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022; Attention: Head of Equity Capital Markets, Facsimile: (646) 562-1249. Notices to the Company shall be given to it at OneSpaWorld Holdings Limited, c/o OneSpaWorld, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146, Attention: Inga Fyodorova; with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Peter Seligson. Notices to the Selling Shareholders shall be given to, in the case of Steiner Leisure Limited, c/o Catterton Management Company L.L.C., 599 West Putnam Avenue, Greenwich, CT 06830, Attention: Marc Magliacano, and in the case of all other Selling Stockholders, the Custodian at Continental Stock Transfer & Trust Company, 1 State Street Plaza, New York, New York 10004, Attention: Erika Young.

17. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

18. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

(b) The Company and each Selling Shareholder hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and each Selling Shareholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or such Selling Shareholder and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company and the Selling Shareholders irrevocably appoint Leonard Fluxman, Executive Chairman, OneSpaWorld Holdings Ltd., 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146 as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or such Selling Shareholder by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company and the Selling Shareholders hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(c) The Company and each Selling Shareholder agrees to indemnify each Underwriter, each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency

(the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(d) To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) The Bahamas, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each such Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

19. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

20. The Company and each of the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Selling Shareholders or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement, and (iv) the Company and each of the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Selling Shareholders severally agrees that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Shareholder, in connection with such transaction or the process leading thereto.

21. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

22. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

24. THE COMPANY, THE SELLING SHAREHOLDERS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Stephen Lazarus
	Name:	Stephen Lazarus
	Title:	Chief Operating Officer and Chief Financial Officer

THE SELLING SHAREHOLDERS:

STEINER LEISURE LIMITED

By:	/s/ Robert C. Boehm
	Name:	Robert C. Boehm
	Title:	Chief Executive Officer, General Counsel and Secretary

WALTER F. McLallen

By:	/s/ Walter F. McLallen

Accepted as of the date hereof:

WILLIAM BLAIR & COMPANY, L.L.C.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
COWEN AND COMPANY, LLC

Acting severally for themselves and as Representatives of the other Underwriters named in Schedule I hereto

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Zach Dombrowski
	Name:	Zach Dombrowski
	Title:	Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Craig DeDomenico
	Name:	Craig DeDomenico
	Title:	Managing Director

COWEN AND COMPANY, LLC

By:	/s/ Scott Lemone
	Name:	Scott Lemone
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
William Blair & Company, L.L.C.	3,825,000
Stifel, Nicolaus & Company, Incorporated	3,150,000
Cowen and Company, LLC	2,025,000

Total:	9,000,000

SCHEDULE II

Selling Shareholder	Number of Firm Shares to be Sold	Number of Option Shares to be Sold
Steiner Leisure Limited	8,970,000	1,350,000
Walter F. McLallen	30,000	0

Total:	9,000,000	1,350,000

SCHEDULE III

PRICING DISCLOSURE PACKAGE

Firm Shares: 9,000,000

Option Shares: 1,350,000

Price to Public: $10.00

Underwriters’ Discount: 3.75%

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, Illinois 60606

As representative of the several Underwriters

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), William Blair & Company, L.L.C., as representative of the underwriters (the “Underwriters”) and the selling shareholders named therein. As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of the Company’s common shares, par value $0.0001 per share (“Common Shares”), pursuant to a Registration Statement on Form S-3, the undersigned hereby agrees that from the date hereof and until 60 days after the public offering date set forth on the final prospectus supplement used to sell the Common Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 60 day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Shares or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such aforementioned transaction is to be settled by delivery of the Common Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of William Blair & Company, L.L.C. (“William Blair”), which consent may be withheld in William Blair’s sole discretion.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Common Shares that the undersigned may purchase in the proposed public offering, (ii) William Blair agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, William Blair will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by William Blair hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to (a) transfers of Common Shares or any security convertible into or exchangeable for Common Shares (i) as bona fide gifts or charitable contributions by the undersigned, (ii) by will or in testacy or (iii) to a family member or a trust for the benefit of the undersigned or a family member, (b) distributions or transfers of Common Shares or any security convertible into or exchangeable for Common Shares to beneficiaries or affiliates of the undersigned, including limited partners, general partners, members or shareholders of the undersigned or any corporation, partnership, limited liability company, investment fund or other entity which controls or manages or is controlled or managed by the undersigned or enters under common control or management with the undersigned, (c) Common Shares sold by the undersigned as a selling shareholder in the proposed public offering pursuant to the Underwriting Agreement, (d) (A) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of Common Shares, provided that such plan does not permit sales of Common Shares during the Lock-Up Period and (B) the consummation of transactions pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is in existence on the date hereof and of which William Blair has received notice, and is not materially amended or modified during the Lock-Up Period (i.e. no amendment or modification to the amount, price or time of sale thereunder), provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the underlying shares or other public announcement shall be voluntarily made during the Lock-Up Period, and provided, further, that to the extent a public announcement or filing under the Exchange Act, if any, is made by or on behalf of the undersigned or the Company regarding any such sales, such announcement or filing shall include a statement to the effect that the sale was made pursuant to a trading plan pursuant to Rule 10b5- 1 under the Exchange Act, (e) any transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise or (f) any transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Shares involving a change of control of the Company, provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement; provided further, that in the case of any transfer or distribution pursuant to clauses (a) or (b), (1) each donee, distributee or transferee agrees in writing prior to such transfer or distribution to be bound by the terms of this Agreement as if it were a party hereto and (2) the undersigned does not voluntarily effect any public filing or report regarding such transfers (other than any Form 4 filing or filing of any other required form, which shall clearly indicate in the footnotes thereto the nature and conditions of such transfer).

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of William Blair (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Common Shares received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Common Shares or other securities acquired by the undersigned in the open market on or after the Public Offering Date (except Common Shares acquired pursuant to a “friends and family” or directed share program) will not be subject to this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Common Shares if such transfer would constitute a violation or breach of this Agreement and (b) if they deem necessary, place legends and stop transfer instructions on any such Common Shares owned or beneficially owned by the undersigned.

[Signature page follows]

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.

Very truly yours,

Printed Name:
Date:

[Signature Page to Lock Up Agreement]

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